Exhibit 99.1

Pfizer Reaffirms Full-Year 2025 EPS Guidance and Provides Full-Year 2026 Guidance
▪Continued Investment in Pipeline and Acquired Assets in 2026 to Fuel Long-Term Growth
▪Reaffirms Full-Year 2025 Adjusted(1) Diluted EPS Guidance(2) and Revises Full-Year 2025 Revenue Guidance(2) to Approximately $62.0 Billion
▪Full-Year 2026 Revenue Guidance(2) Range of $59.5 to $62.5 Billion
▪Full-Year 2026 Adjusted(1) Diluted EPS Guidance(2) Range of $2.80 to $3.00
NEW YORK, December 16, 2025 — Pfizer Inc. (NYSE:PFE) today provided its full-year 2026 guidance(2) while revising its November 4, 2025 full-year 2025 Revenue guidance(2) and reaffirming all other components of full-year 2025 financial guidance(2). The accompanying presentation can be found at www.pfizer.com/investors.
FULL-YEAR 2026 REVENUE GUIDANCE(2)
Pfizer anticipates full-year 2026 revenues to be in the range of $59.5 to $62.5 billion, while full-year 2025 revenue guidance(2) is revised to approximately $62.0 billion from the range of $61.0 to $64.0 billion previously. Full-year 2026 revenue guidance(2) includes the expectation of revenues from our COVID-19 products being approximately $1.5 billion lower than what is expected in 2025 plus an expected year-over-year negative revenue impact of approximately $1.5 billion due to certain products experiencing loss of exclusivity (LOE)(2). Pfizer expects full-year 2026 operational(3) revenue growth at the midpoint, excluding both COVID-19 and LOE products, to be approximately 4% year-over-year.
FULL-YEAR 2026 ADJUSTED(1) SI&A and ADJUSTED(1) R&D EXPENSES GUIDANCE(2)
Pfizer anticipates full-year 2026 Adjusted(1) SI&A expenses to be in the range of $12.5 to $13.5 billion, reflecting ongoing progress with our Cost Realignment Program. The company anticipates full-year 2026 Adjusted(1) R&D expenses to be in the range of $10.5 to $11.5 billion, reflecting continued focus on prioritization in key therapeutic areas and maximizing the development of PF-08634404 (a PD-1 x VEGF bispecific antibody in-licensed from 3SBio) as well as multiple clinical programs from Metsera. Consequently, total 2026 Adjusted(1) SI&A and R&D expenses are expected to be in the range of $23.0 to $25.0 billion.
FULL-YEAR 2026 ADJUSTED(1) DILUTED EPS GUIDANCE(2)
Pfizer anticipates full-year 2026 Adjusted(1) diluted EPS to be in a range of $2.80 to $3.00. 2026 Adjusted(1) diluted EPS guidance(2) primarily reflects our expected revenues, anticipated stable gross and operating margins vs full-year 2025 guidance(2), and an anticipated higher tax rate on Adjusted(1) income vs full-year 2025 guidance(2).

A comparison of Pfizer’s 2025 Financial Guidance(2) to its 2026 Financial Guidance(2) is presented below.

	2025 Financial Guidance(2) (as of December 16, 2025)	2026 Financial Guidance(2)
Revenues ($ in billions)	Approximately $62.0 (previously $61.0 – $64.0)	$59.5 – $62.5

COVID-19 Products	~$6.5	~$5.0

Adjusted(1) SI&A Expenses ($ in billions)	$13.1 – $14.1	$12.5 – $13.5
Adjusted(1) R&D Expenses ($ in billions)	$10.0 – $11.0	$10.5 – $11.5
Effective Tax Rate on Adjusted(1) Income	Approximately 11%	Approximately 15%
Adjusted(1) Diluted EPS	$3.00 – $3.15	$2.80 – $3.00
Financial guidance for Adjusted(1) diluted EPS is calculated using approximately 5.71 billion weighted-average shares outstanding in 2025 and approximately 5.74 billion weighted-average shares outstanding in 2026, and assumes no share repurchases in 2025 or 2026.
CEO COMMENTARY
“2025 was a year of strong execution and strategic progress for Pfizer. We’ve strengthened our foundation, advanced our R&D pipeline and positioned our company for sustainable growth in the post-LOE period. As we move into 2026, we’re focused on serving patients with innovative medicines and vaccines while creating long-term value for our shareholders.”
PFIZER TO HOST CONFERENCE CALL
Pfizer will host a live conference call and webcast today, December 16, 2025, at 8:00 AM EST. To access the live conference call as well as view the Full-Year 2026 Financial Guidance presentation, visit our website at pfizer.com/investors.
You can also listen to the conference call by dialing either 800-456-4352 in the U.S. and Canada or 785-424-1086 outside of the U.S. and Canada. The passcode is “71848”.
The transcript and webcast replay of the call will be made available on our website at pfizer.com/investors within 24 hours after the end of the live conference call and will be accessible for at least 90 days.

(1)Adjusted income and Adjusted diluted earnings per share (EPS) are defined as U.S. GAAP net income attributable to Pfizer Inc. common shareholders and U.S. GAAP diluted EPS attributable to Pfizer Inc. common shareholders before the impact of amortization of intangible assets, certain acquisition-related items, discontinued operations, and certain significant items. Adjusted income and its components and Adjusted diluted EPS measures are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS(4), have no standardized meaning prescribed by U.S. GAAP and may not be comparable to the calculation of similar measures of other companies. See the Non-GAAP Financial Measure: Adjusted Income section of Management’s Discussion and Analysis of Financial Condition and Results of Operations in Pfizer’s 2024 Annual Report on Form 10-K for a definition of each component of Adjusted income as well as other relevant information.
(2)Pfizer does not provide guidance for U.S. generally accepted accounting principles (GAAP) Reported financial measures (other than revenues) or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP Reported financial measures on a forward-looking basis because it is unable to predict with reasonable certainty the ultimate outcome of unusual gains and losses, certain acquisition-related expenses, gains and losses from equity securities, actuarial gains and losses from pension and postretirement plan remeasurements, potential future asset impairments and pending litigation without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP Reported results for the guidance period.
Financial guidance for full-year 2026 reflects the following:
•Does not assume the completion of any business development transactions not completed as of December 16, 2025.
•Reflects an anticipated negative revenue impact of approximately $1.5 billion due to recent and expected generic and biosimilar competition for certain products that have recently lost patent or regulatory protection or that are anticipated to lose patent or regulatory protection.
•Exchange rates assumed are actual rates at mid-November 2025.
•Guidance for Adjusted(1) diluted EPS assumes diluted weighted-average shares outstanding of approximately 5.74 billion shares, and assumes no share repurchases in 2026.
Our financial guidance for full-year 2025 reflects assumptions that are consistent with those outlined in Note (1) within Pfizer’s Q3-25 Earnings Release.
(3)References to operational variances in this press release pertain to period-over-period changes that exclude the impact of foreign exchange rates. Although exchange rate changes are part of Pfizer’s business, they are not within Pfizer’s control and because they can mask positive or negative trends in the business, Pfizer believes presenting operational variances excluding these foreign exchange changes provides useful information to evaluate Pfizer’s results.

(4)Revenues is defined as revenues in accordance with U.S. GAAP. Reported net income and its components are defined as net income attributable to Pfizer Inc. common shareholders and its components in accordance with U.S. GAAP. Reported diluted EPS is defined as diluted EPS attributable to Pfizer Inc. common shareholders in accordance with U.S. GAAP.
DISCLOSURE NOTICE: The information contained in this press release is as of December 16, 2025. Pfizer assumes no obligation to update forward-looking statements contained in this release or the webcast as the result of new information or future events or developments.
This press release and the webcast contain or may contain forward-looking information about, among other topics, our anticipated operating and financial performance, including financial guidance and projections; reorganizations; business plans, strategy, goals and prospects; expectations for our product pipeline (including products from completed or anticipated acquisitions), in-line products and product candidates, including anticipated regulatory submissions, data read-outs, study starts, approvals, launches, discontinuations, clinical trial results and other developing data, revenue contribution and projections, pricing and reimbursement, market dynamics, including demand, market size and utilization rates and growth, performance, timing and duration of exclusivity and potential benefits; the impact and potential impact of tariffs and pricing dynamics; strategic reviews; leverage and capital allocation objectives; an enterprise-wide cost realignment program (including anticipated costs, savings and potential benefits); a Manufacturing Optimization Program to reduce our cost of goods sold (including anticipated costs, savings and potential benefits); dividends and share repurchases; plans for and prospects of our acquisitions, dispositions and other business development activities, including our acquisition of Seagen, our acquisition of Metsera and our licensing agreement with 3SBio, and our ability to successfully capitalize on growth opportunities and prospects; our voluntary agreement with the U.S. Government designed to lower drug costs for U.S. patients and to include Pfizer products in a direct purchasing platform, and Pfizer’s plans to further invest in U.S. manufacturing; manufacturing and product supply; our ongoing efforts to respond to COVID-19; our expectations regarding the impact of COVID-19 on our business, operations and financial results; and the expected seasonality of demand for certain of our products. Given their forward-looking nature, these statements involve substantial risks, uncertainties and potentially inaccurate assumptions and we cannot assure you that any outcome expressed in these forward-looking statements will be realized in whole or in part. You can identify these statements by the fact that they use future dates or use words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “assume,” “target,” “forecast,” “guidance,” “goal,” “objective,” “aim,” “seek,” “potential,” “hope” and other words and terms of similar meaning. Pfizer’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties.
Among the factors that could cause actual results to differ materially from past results and future plans and projected future results are the following:
Risks Related to Our Business, Industry and Operations, and Business Development:
•the outcome of research and development (R&D) activities, including the ability to meet anticipated pre-clinical or clinical endpoints, commencement and/or completion dates for our pre-clinical or clinical trials, regulatory submission dates, and/or regulatory approval and/or launch dates; the possibility of unfavorable pre-clinical and clinical trial results, including the possibility of unfavorable new pre-clinical or clinical data and further analyses of existing pre-clinical or clinical data; risks associated with preliminary, early stage or interim data; the risk that pre-clinical and clinical trial data are subject to differing interpretations and assessments, including during the peer review/publication process, in the scientific community generally, and by regulatory authorities; whether and when additional data from our pipeline programs will be published in scientific journal publications and, if so, when and with what modifications and interpretations; and uncertainties regarding the future development of our product candidates, including whether or when our product candidates will advance to future studies or phases of development or whether or when regulatory applications may be filed for any of our product candidates, including as a result of clinical trial data or regulatory feedback that could impact the future development of our product candidates, including our vaccine candidates such as our next generation pneumococcal conjugate vaccine candidate;

•our ability to successfully address comments received from regulatory authorities such as the U.S. Food and Drug Administration or the European Medicines Agency, or obtain approval for new products and indications from regulators on a timely basis or at all;
•regulatory decisions impacting labeling, approval or authorization, including the scope of indicated patient populations, product dosage, manufacturing processes, safety and/or other matters, including decisions relating to emerging developments regarding potential product impurities; uncertainties regarding the ability to obtain or maintain, and the scope of, recommendations by technical or advisory committees, and the timing of, and ability to obtain, pricing approvals and product launches, all of which could impact the availability or commercial potential of our products and product candidates;
•claims and concerns that may arise regarding the safety or efficacy of in-line products and product candidates, including claims and concerns that may arise from the conduct or outcome of post-approval clinical trials, pharmacovigilance or Risk Evaluation and Mitigation Strategies, which could impact marketing approval, product labeling, and/or availability or commercial potential;
•the success and impact of external business development activities, such as the November 2025 acquisition of Metsera, including the ability to identify and execute on potential business development opportunities; the ability to satisfy the conditions to closing of announced transactions in the anticipated time frame or at all, including the possibility that such transactions do not close; the ability to realize the anticipated benefits of any such transactions in the anticipated time frame or at all; the potential need for and impact of additional equity or debt financing to pursue these opportunities, which has in the past and could in the future result in increased leverage and/or a downgrade of our credit ratings and could limit our ability to obtain future financing; challenges integrating the businesses and operations; disruption to business or operations relationships; risks related to growing revenues for certain acquired or partnered products; significant transaction costs; and unknown liabilities;
•competition, including from new product entrants, in-line branded products, generic products, private label products, biosimilars and product candidates that treat or prevent diseases and conditions similar to those treated or intended to be prevented by our in-line products and product candidates;
•the ability to successfully market both new and existing products, including biosimilars;
•difficulties or delays in manufacturing, sales or marketing; supply disruptions, shortages or stock-outs at our facilities or third-party facilities that we rely on; and legal or regulatory actions;
•the impact of public health outbreaks, epidemics or pandemics (such as COVID-19) on our business, operations and financial condition and results, including impacts on our employees, manufacturing, supply chain, sales and marketing, R&D and clinical trials;
•risks and uncertainties related to Comirnaty and Paxlovid or any potential future COVID-19 vaccines, treatments or combinations, including, among others, the risk that as the market for COVID-19 products remains endemic and seasonal and/or COVID-19 infection rates do not follow prior patterns, demand for our COVID-19 products has and may continue to be reduced or not meet expectations, which has in the past and may continue to lead to reduced revenues, excess inventory or other unanticipated charges; risks related to our ability to develop, receive regulatory approval for, and commercialize variant adapted vaccines, combinations and/or treatments; uncertainties related to recommendations and coverage for, and the public’s adherence to, vaccines, boosters, treatments or combinations, including uncertainties related to the potential impact of narrowing recommended patient populations; whether or when our EUAs or biologics licenses will expire, terminate or be revoked; risks related to our ability to accurately predict or achieve our revenue forecasts for Comirnaty and Paxlovid or any potential future COVID-19 vaccines or treatments; and potential third-party royalties or other claims related to Comirnaty and Paxlovid;
•trends toward managed care and healthcare cost containment, and our ability to obtain or maintain timely or adequate pricing or favorable formulary placement for our products;
•interest rate and foreign currency exchange rate fluctuations, including the impact of global trade tensions, as well as currency devaluations and monetary policy actions in countries experiencing high inflation or deflation rates;
•any significant issues involving our largest wholesale distributors or government customers, which account for a substantial portion of our revenues;
•the impact of the increased presence of counterfeit medicines, vaccines or other products in the pharmaceutical supply chain;
•any significant issues related to the outsourcing of certain operational and staff functions to third parties;

•any significant issues related to our JVs and other third-party business arrangements, including modifications or disputes related to supply agreements or other contracts with customers including governments or other payors;
•uncertainties related to general economic, political, business, industry, regulatory and market conditions including, without limitation, uncertainties related to the impact on us, our customers, suppliers and lenders and counterparties to our foreign-exchange and interest-rate agreements of challenging global economic conditions, such as inflation or interest rate fluctuations, and recent and possible future changes in global financial markets;
•the exposure of our operations globally to possible capital and exchange controls, economic conditions, expropriation, sanctions, tariffs and/or other restrictive government actions, changes in intellectual property legal protections and remedies, unstable governments and legal systems and inter-governmental disputes;
•risks and uncertainties related to issued or future executive orders or other new, or changes in, laws, regulations or policy regarding tariffs or other trade policy and/or the impact of any potential U.S. Governmental shutdowns, including impacts on governmental agencies due to a shutdown;
•the risk and impact of tariffs on our business, which is subject to a number of factors including, but not limited to, restrictions on trade, the effective date and duration of such tariffs, countries included in the scope of tariffs, changes to amounts of tariffs, and potential retaliatory tariffs or other retaliatory actions imposed by other countries;
•the impact of disruptions related to climate change and natural disasters;
•any changes in business, political and economic conditions due to actual or threatened terrorist activity, geopolitical instability, political or civil unrest or military action, including the ongoing conflicts between Russia and Ukraine and in the Middle East and the resulting economic or other consequences;
•the impact of product recalls, withdrawals and other unusual items, including uncertainties related to regulator-directed risk evaluations and assessments, such as our ongoing evaluation of our product portfolio for the potential presence or formation of nitrosamines, and our voluntary withdrawal of all lots of Oxbryta in all markets where it is approved and any regulatory or other impact on Oxbryta and other sickle cell disease assets;
•trade buying patterns;
•the risk of an impairment charge related to our intangible assets, goodwill or equity-method investments;
•the impact of, and risks and uncertainties related to, restructurings and internal reorganizations, as well as any other corporate strategic initiatives and growth strategies, and cost-reduction and productivity initiatives, including any potential future phases, each of which requires upfront costs but may fail to yield anticipated benefits and may result in unexpected costs, organizational disruption, adverse effects on employee morale, retention issues or other unintended consequences;
•the ability to successfully achieve our climate-related goals and progress our environmental sustainability and other priorities;
Risks Related to Government Regulation and Legal Proceedings:
•the impact of any U.S. healthcare reform or legislation, including executive orders or other change in laws, regulations or policy, or any significant spending reduction or cost control efforts affecting Medicare, Medicaid, the 340B Drug Pricing Program or other publicly funded or subsidized health programs, including the Inflation Reduction Act of 2022 (IRA) and the IRA Medicare Part D Redesign, or changes in the tax treatment of employer-sponsored health insurance that may be implemented;
•risks and uncertainties related to the impact of Pfizer’s voluntary agreement with the U.S. Government designed to lower drug costs for U.S. patients and to include Pfizer products in a direct purchasing platform, and Pfizer’s plans to further invest in U.S. manufacturing, including risks relating to entering into definitive agreements with the U.S. Government and the initiation of new tariffs not subject to Pfizer’s grace period;
•U.S. federal or state legislation or regulatory action and/or policy efforts affecting, among other things, pharmaceutical product pricing, including international reference pricing, including Most-Favored-Nation drug pricing, intellectual property, reimbursement or access to or recommendations for our medicines and vaccines, tax changes or other restrictions on U.S. direct-to-consumer advertising; limitations on interactions with healthcare professionals and other industry stakeholders; as well as pricing pressures for our products as a result of highly competitive biopharmaceutical markets;

•risks and uncertainties related to changes to vaccine or other healthcare policy in the U.S., including the U.S. Food and Drug Administration's recently adopted policy of disclosing Complete Response Letters for unapproved drug candidates and the attendant risk of disclosure of trade secrets or confidential commercial information;
•legislation or regulatory action in markets outside of the U.S., such as China or Europe, including, without limitation, laws related to pharmaceutical product pricing, intellectual property, medical regulation, environmental protections, data protection and cybersecurity, reimbursement or access, including, in particular, continued government-mandated reductions in prices and access restrictions for certain products to control costs in those markets;
•legal defense costs, insurance expenses, settlement costs and contingencies, including without limitation, those related to legal proceedings and actual or alleged environmental contamination;
•the risk and impact of an adverse decision or settlement and risk related to the adequacy of reserves related to legal proceedings;
•the risk and impact of tax related litigation and investigations;
•governmental laws, regulations and policies affecting our operations, including, without limitation, the IRA, as well as changes in such laws, regulations or policies or their interpretation, including, among others, new or changes in tariffs, tax laws and regulations internationally and in the U.S., including the One Big Beautiful Bill Act, which was enacted on July 4, 2025, and is still subject to further guidance; the adoption of global minimum taxation requirements outside the U.S. generally effective in most jurisdictions since January 1, 2024, government cost-cutting measures and related impacts on, among other matters, government staffing, resources and ability to timely review and process regulatory or other submissions; restrictions related to certain data transfers and transactions involving certain countries; and potential changes to existing tax laws, tariffs, or changes to other laws, regulations or policies in the U.S., including by the U.S. Presidential administration and Congress, as well as in other countries;

Risks Related to Intellectual Property, Technology and Cybersecurity:
•the risk that our currently pending or future patent applications may not be granted on a timely basis or at all, or any patent-term extensions that we seek may not be granted on a timely basis, if at all;
•risks to our products, patents and other intellectual property, such as: (i) claims of invalidity that could result in loss of patent coverage; (ii) claims of patent infringement, including asserted and/or unasserted intellectual property claims; (iii) claims we may assert against intellectual property rights held by third parties; (iv) challenges faced by our collaboration or licensing partners to the validity of their patent rights; or (v) any pressure from, or legal or regulatory action by, various stakeholders or governments that could potentially result in us not seeking intellectual property protection or agreeing not to enforce or being restricted from enforcing intellectual property rights related to our products;
•any significant breakdown or interruption of our information technology systems and infrastructure (including cloud services);
•any business disruption, theft of confidential or proprietary information, security threats on facilities or infrastructure, extortion or integrity compromise resulting from a cyber-attack, which may include those using adversarial artificial intelligence techniques, or other malfeasance by, but not limited to, nation states, employees, business partners or others; and
•risks and challenges related to the use of software and services that include artificial intelligence-based functionality and other emerging technologies.
Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. Investors are cautioned not to put undue reliance on forward-looking statements. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our subsequent reports on Form 10-Q, in each case including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” and in our subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and www.pfizer.com.